EXHIBIT A


                      PSY-ED STOCKHOLDER SHARE EXCHANGE
       SUBSCRIPTION AGREEMENT AND ACCREDITED AND NON-ACCREDITED INVESTOR
                                QUESTIONNAIRES
     Pursuant to Section 4 (2) and Rule 506 of the Securities Act of 1933

Subscription    Agreement    and   Accredited   and   Non-Accredited   Investor
                          Questionnaires of East Coast Airlines, Inc.

       The undersigned, a Psy-Ed Stockholder, owns the following shares of Psy-Ed Corporation:

                      1. _____________ shares of Common Stock;

                       2. ____________ shares of Series A Preferred Stock;

                       3. ____________ shares of Series B Preferred Stock.

       I. Election to Convert  All  Psy-Ed  Preferred  Shares  to Psy-Ed Common
Shares

  I am a Psy-Ed Corporation Stockholder and own Psy-Ed Preferred Shares. I hereby elect to convert all of my Psy-Ed Preferred Shares into Psy-Ed Common Shares at the conversion rate of one Common Share for One share of Preferred Stock and hereby authorize Psy-Ed Corporation to reflect on the books of the corporation this conversion and the issuance of the Psy-Ed Common Shares.

       II. Election to Exchange All Psy-Ed Common Shares for  East Coast Common
                                    Shares.

I hereby elect to exchange all of my Psy-Ed Common Shares for Common Shares of East Coast Airlines, Inc. ("East Coast") at the exchange rate of 173 East Coast Common Shares for one (1) Psy-Ed Common Share. The East Coast Common Shares I have elected to receive in the share exchange Offering are sometimes hereinafter referred to as the "Shares", "Security" or "Securities." East Coast Airlines, Inc. is sometimes referred to as the "Company" and reserves the right to reject this subscription in whole or in part.

       1. The undersigned, in order to induce the Company to accept this Subscription Agreement represents, warrants and covenants to the Company as follows:

            (a)The  undersigned acknowledges that (i) the Shares being acquired in this share exchange Offering have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any State; (ii) absent an exemption from registration contained in those laws, the issuance of the Shares would require registration; and (iii) the Company's reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the Subscription Agreement and the included Psy-Ed Stockholder Questionnaires are collectively referred to herein as the "Subscription Documents").

           (b) The undersigned agrees that this Subscription Agreement is and shall be irrevocable unless it has not been accepted by the Company.

           (c) The undersigned has carefully read the Company's Private Placement Memorandum, dated December 1, 2003, and all of the Exhibits thereto, and this Subscription Agreement, respectively (collectively, the "Disclosure Materials") all of which the undersigned acknowledges have been delivered to the undersigned. The undersigned acknowledges that the undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Subscription Agreement and the Disclosure Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the Undersigned desires in order to evaluate the share exchange Offering, sometimes referred to as the "investment" or "investment decision". The undersigned further acknowledges that the undersigned has received no representations or warranties from the Company, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

             (d)The  undersigned   acknowledges   that   the   undersigned  has
                 investigated the Company's business, financial conditions, current state of affairs, planned business and other matters necessary in order for the undersigned to make an informed investment decision regarding the election to exchange my Psy-Ed Common Shares for East Coast Common Shares.

             (e)The undersigned acknowledges  that  the undersigned is electing to exchange and receive the Shares without being furnished any prospectus or written description of the Company, its business and/or its future plans, other than the Disclosure Materials, and has relied solely upon the Disclosure Materials and the undersigned's own investigation into the Company and its proposed operations.

(f) The undersigned is aware that the election to participate in the share exchange and to receive the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this share exchange election, and that the entire investment could be lost.

(g)    The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this private share exchange Offering, or any recommendation or endorsement thereof.

(h) The undersigned is acquiring the Shares for his/her/its own account for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares.

             (i) Intentionally Omitted.

(j) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of the undersigned's investment in the Shares.

            (k) The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and the investment in the Shares will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares are being acquired by the undersigned would not be available if the undersigned's present intention were to hold the Shares for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission, an acquisition now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares, and for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent an acquisition with an intent inconsistent with the undersigned's representations to the Company, and the Securities and Exchange Commission would then regard such an acquisition as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

             (l) The  undersigned  represents  that  his/her/its  Psy-Ed Common
                 Shares to be delivered in this exchange and investment are either separate property of the Undersigned, other property over which the undersigned has the right of control, or are otherwise property as to which the undersigned has the sole right of management.

             (m) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal business address if a corporation or other entity.

             (n) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this share exchange and investment in the Shares.

             (o) The undersigned acknowledges that  the  certificates  for  the
                 Shares which the undersigned will receive will contain a legend substantially as follows:

               THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE HOLDER HEREOF SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

(p) This Subscription Agreement and all representations, warranties and statements made  herein  are  true, complete and correct in all  material respects.

             (q)      The undersigned acknowledges that the Company is under no
                 obligation to register the Shares under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available.

(q) This Subscription Agreement is a legally binding obligation of the undersigned in accordance with its terms.

             (s) Intentionally Omitted.

             (t)      If the undersigned  Psy-Ed  Stockholder is a partnership,
                 corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares, and (iii) the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment to accept the Shares in this exchange has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

             (u)      The  undersigned  expressly  acknowledges and agrees that
                 the Company is relying upon the Undersigned's representation contained in this Subscription Agreement. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company, and their respective officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

             (v)      Except  as otherwise specifically provided for hereunder,
                 no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

(w) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth in this Subscription Agreement which constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement which alone fully and completely expresses their agreement.

(x) This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

(y) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

             (z)      This Subscription Agreement  shall  be  governed  by  and
                 construed in accordance with the laws of the State of New Jersey and the undersigned hereby consents to the jurisdiction of the courts of the State of New Jersey and/or the United States District Court for the District of New Jersey.

(z) The undersigned understands that this Subscription Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

             (bb)Intentionally Omitted.

             (cc)     Neither this Subscription Agreement nor any of the rights
                 of the undersigned hereunder may be transferred or assigned by the undersigned.

                       ACCREDITED INVESTOR QUESTIONNAIRE

(dd) Please check whether one or more of the following definitions of "accredited investor," if any, applies to you. If none of the following applies to you, please leave a blank:

(i) __________ A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended ("Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

           (ii)__________ A Private Business  Development Company as defined in
                  Section 202(a)(22) of the Investment Advisers Act of 1940.

           (iii)___________An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

           (iv)A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

(v) __________ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

            (vi)__________   Any   trust,   with  total  assets  in  excess  of
                $5,000,000, not formed for the specific purpose of acquiring the Shares and Warrant, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation

(vii) __________ Any entity in which all of the equity owners are Accredited Investors.












                      THE NEXT PAGES ARE SIGNATURE PAGES

EXECUTION

A.  BY THE PSY-ED STOCKHOLDER:

     The undersigned Psy-Ed Stockholder has executed this Subscription Agreement on this ____ day of ______________, 2004, and hereby elects to exchange his/her/its Psy-Ed Common Shares for the East Coast Common Shares specified below:

_______ PSY-ED COMMON SHARES, MULTIPLIED BY 173, EXCHANGED FOR______ EAST COAST COMMON SHARES

1.  If the Psy-Ed Stockholder is an INDIVIDUAL, complete the following:

______________________________________________
Signature of  Psy-Ed Stockholder

______________________________________________
Name (Please type or print)

_____________________________________________
Signature of Spouse  if  East Coast  Common  Shares  are  to  be  held as joint
tenants,    Tenants by the entirety or community property

______________________________________________
Name (Please type or print)


B.  BY THE COMPANY

The Company has executed this Subscription Agreement on this _____ day of _____________, 2004.


                                    ________________________________
                                    (Signature)

                                    Name:   Robert J. Salluzzo
                                    Title:  President

                                           EXECUTION


A.  BY THE PSY-ED STOCKHOLDER:

     The undersigned Psy-Ed Stockholder has executed this Subscription Agreement on this ____ day of ______________, 2004, and hereby elects to exchange his/her/its Psy-Ed Common Shares for the East Coast Common Shares specified below:

_______ PSY-ED COMMON SHARES, MULTIPLIED BY 173, EXCHANGED FOR______ EAST COAST COMMON SHARES

2.  If the Psy-Ed Stockholder is a CORPORATION, complete the following:

       The undersigned hereby represents, warrants and covenants that the undersigned has been duly authorized by all requisite action on the part of the prospective investor listed below to enter into this Subscription Agreement and, further, that the Psy-Ed Stockholder has all requisite authority to enter into such Agreement.

       The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to undersigned Psy-Ed Stockholder and that he or she has authority under the charter, by-laws and resolutions of the Board of Directors of such Psy-Ed Stockholder to execute this Agreement. Such officer encloses a true copy of the charter, the by-laws and the resolutions of the Board of Directors authorizing the execution of this Subscription Agreement.
                        ______________________________________________
                          Name of Corporation (Please type or print)

                        By: __________________________________________

(Signature)

Name:  ___________________________  Title:  _____________________________
       (Print)                                            (Print)
B.  BY THE COMPANY

The Company has executed this Subscription Agreement on this _____ day of _____________, 2004.
                                    ________________________________
                                    (Signature)

                                    Name:   Robert J. Salluzzo
                                    Title:  President

                                           EXECUTION

A.  BY THE PSY-ED STOCKHOLDER:

     The undersigned Psy-Ed Stockholder has executed this Subscription Agreement on this ____ day of ______________, 2004, and hereby elects to exchange his/her/its Psy-Ed Common Shares for the East Coast Common Shares specified below:

_______ PSY-ED COMMON SHARES, MULTIPLIED BY 173, EXCHANGED FOR______ EAST COAST COMMON SHARES

3.  If the Psy-Ed Stockholder is a PARTNERSHIP, complete the following:

       The undersigned hereby represents, warrants and covenants that the undersigned is a general partner of the Psy-Ed Stockholder named below, has been duly authorized by the Psy-Ed Stockholder to acquire the Shares, the Psy-Ed Stockholder has all requisite authority to enter into this Subscription Agreement, and set forth below are the names of all Partners of the Psy-Ed Stockholder.

       The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Psy-Ed Stockholder and he or she is authorized by such Psy-Ed Stockholder to execute this Subscription Agreement. Such Partner encloses a true copy of the Partnership Agreement of said Psy-Ed Stockholder.
                        ______________________________________________
                          Name of Partnership (please type or print)

                        By: __________________________________________
                                          (Signature)
Name:  ___________________________  Title:  _____________________________
       (Print)                                            (Print)

NAMES OF PARTNERS:
__________________________________________________________________________
__________________________________________________________________________

B.  BY THE COMPANY
The Company has executed this Subscription Agreement on this _____ day of _____________, 2004.
                                    ________________________________
                                    (Signature)

                                    Name:   Robert J. Salluzzo
                                    Title:   President

                                           EXECUTION

A.  BY THE PSY-ED STOCKHOLDER:

     The undersigned Psy-Ed Stockholder has executed this Subscription Agreement on this ____ day of ______________, 2004, and hereby elects to exchange his/her/its Psy-Ed Common Shares for the East Coast Common Shares specified below:

_______ PSY-ED COMMON SHARES, MULTIPLIED BY 173, EXCHANGED FOR______ EAST COAST COMMON SHARES

4.  If the Psy-Ed Stockholder is a TRUST, complete the following:

       The undersigned hereby represents, warrants and covenants that he or she, as trustee, is duly authorized by the terms of the trust instrument ("Trust Instrument") for the Psy-Ed Stockholder set forth below to enter into this Subscription Agreement.

       The undersigned, as trustee, executing this Subscription Agreement on behalf of the Psy-Ed Stockholder represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that Psy-Ed Stockholder and he or she is authorized by such Psy-Ed Stockholder to execute this Subscription Agreement. Such trustee encloses a true copy of the Trust Instrument of said Psy-Ed Stockholder.

                ______________________________________________
                             Name of Trust (Please type or print)

                        By: __________________________________________
                                          (Signature)

Name:  ___________________________  Title:  _____________________________
       (Print)                                            (Print)

B.  BY THE COMPANY

The Company has executed this Subscription Agreement on this _____ day of _____________, 2004.


                                    ________________________________
                                    (Signature)

                                    Name:   Robert J. Salluzzo
                                    Title:  President




                     NON ACCREDITED INVESTOR QUESTIONAIRE


Please list all of the educational institutions you have attended (including high schools, colleges, and specialized training schools), and indicate the dates attended and the degree(s) (if any) obtained from each.

FROM     TO        INSTITUTION             DEGREE







1.Indicate your principal business experience or other occupations during the last ten years. (Please list your present, or most recent, position first and the others in reverse chronological order.)


FROM     TO        NAME AND ADDRESS OF EMPLOYER         POSITION







2.Describe,  in  greater  detail,  your  present  or  most  recent  business or occupation, as listed in your answer to Question 2. Please indicate such information as the nature of your employment, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g., dollar volume, industry rank, etc.) of such activities.


          _____________________________________________________

          _____________________________________________________

          _____________________________________________________




3.Describe any significant business you engage in or intend to engage in other than as specified above.


          _____________________________________________________

          _____________________________________________________

          _____________________________________________________




4. Indicate by check mark which of the following categories best describes the extent of your prior experience in the are s of investment listed below:


                                     SUBSTANTIAL   LIMITED      NO
                                     EXPERIENCE   EXPERIENCE  EXPERIENCE

Marketable securities
Government securities
Municipal (tax-exempt) securities
Foreign currencies
Stock options
Commodities
Real Estate Programs
Securities for which no market exists
Limited partnerships
Tax deferred investments generally


5.For those investments for  which  you  indicated  "substantial experience" or
     "limited  experience"  above,  please  answer  the  following   additional
     questions by checking the appropriate answer.

5.1  Do   you   make  your  own  investment  decisions  with  respect  to  such investments?

_________ Always _________ Frequently

_________ Usually_________ Rarely


5.2 What are your principal sources of investment knowledge or advice: (You may check more than one.)

                       _________ First hand experience with industry
                       _________ Financial publication(s)
                       _________ Trade or industry publication(s)
                       _________ Banker(s)
                       _________ Broker(s)
                       _________ Investment Adviser(s)
                       _________ Attorney(s)
                       _________ Accountant(s)

5.3 How many years of experience do you have with each of the following types of investments?


Securities for which no market exists:Number of years ______

Limited partnerships:                 Number of years ______
Real Estate programs:                 Number of years ______
Tax-deferred investments generally:   Number of years ______


6.Indicate by check mark whether you maintain any of the following types of accounts over which you, rather than a third party, exercise investment discretion, and the length of time you have maintained each type of account.


Securities (cash)  YesNo Number of years
Securities (margin)YesNo Number of years
Commodities        YesNo Number of years

7.Please provide in the space below any additional information which would indicate that you have sufficient knowledge and experience in financial and business matters so that you are capable of evaluating the merits and risks of investing in restricted securities of private enterprises such as Nevada Casino Associates, L.P. and First Nevada Casinos Corp. In particular, please describe your experience in investing in (a) limited partnerships and (b) securities for which no market exists.

          _____________________________________________________

          _____________________________________________________

          _____________________________________________________



IF SUBSCRIBER IS AN INDIVIDUAL:

Date   ______________________________

       _______________________________                                   _______________________________
                                            Print Name of Subscriber     Signature of Subscriber

       _______________________________                                   _______________________________
                                            Print Name of Co-Subscriber  Signature of Co-Subscriber

IF SUBSCRIBER IS A corporation, partnership or trust:

Date   ______________________________

For:__________________________________________________________________
        Print Name of Subscribing Entity


By:    __________________________
        Print Name of Authorized Officer,  Partner  or Trustee

       _______________________________
        Print Name of Authorized Officer

       _______________________________
        Print Name of Co-Trustee (if required by trust instrument)



_____________________________________________
Signature of Authorized
Officer, Partner or Trustee



_______________________________
Signature of Co-Trustee
(if required by trust instrument)


                        NON-ACCREDITED INVESTOR QUESTIONNAIRE